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                                                                     EXHIBIT 5.1



                  (WILSON SONSINI GOODRICH & ROSATI LETTERHEAD)


                                 March 28, 2003

Quovadx, Inc.
6400 S. Fiddler's Green Circle
Suite 1000
Englewood, Colorado 80111

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the United States Securities and Exchange Commission on or about March 31, 2003 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 3,124,000 shares of your Common Stock, $.01 par value per share (the "Shares"), reserved for issuance under your Amended and Restated 1997 Stock Plan, your Amended and Restated 1999 Employee Stock Purchase Plan, your Amended and Restated 1999 Director Option Plan, and your Amended and Restated 2000 Nonstatutory Stock Option Plan (together, the "Plans").

         As your legal counsel, we have reviewed the actions taken and are familiar with the actions proposed to be taken by you in connection with the issuance of the Shares under the Plans. It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you, prior to the issuance of the Shares pursuant to the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act with respect to the Registration Statement.

                                  Very truly yours,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation

                                  /s/     WILSON SONSINI GOODRICH & ROSATI